NASDAQ SYMBOL:  WAYN
                                      RELEASE DATE:   SEPTEMBER 26, 2005
FOR IMMEDIATE RELEASE                 CONTACT PERSON: CHARLES F. FINN
                                                      CHAIRMAN AND CEO
                                                      H. STEWART FITZ GIBBON III
                                                      SVP/CFO
                                                      (330) 264-5767

           WAYNE SAVINGS BANCSHARES, INC. DECLARES QUARTERLY DIVIDEND

      WOOSTER, OHIO - The Board of Directors of Wayne Savings Bancshares, Inc. (NASDAQ: WAYN), the parent of Wayne Savings Community Bank, Wooster, Ohio has declared a cash dividend of $.12 per share on the Company's common stock for the quarter ending September 30, 2005. This represents an annualized dividend of $.48 per share. The quarterly cash dividend will be paid on October 19, 2005 to stockholders of record as of October 5, 2005.

      At June 30, 2005, Wayne Savings Bancshares, Inc., had total assets of $406.6 million, total deposits of $327.5 million, and stockholders' equity of $37.7 million, resulting in a capital-to-asset ratio of 9.28%. Established in 1899, Wayne Savings Community Bank, the wholly-owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in Wayne, Holmes, Ashland, Medina and Stark Counties, Ohio.


                                       4